                                                                   Exhibit 10.17

                       PREMIER PURCHASING PARTNERS, L.P.
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                GROUP PURCHASING AGREEMENT  PHARMACEUTICALS
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                                  COVER SHEET

1.  The "Parties" to this Corporate Agreement are:


          Premier Purchasing Partners, L.P.   American Pharmaceutical
           ("Purchasing Partners")            Partners, Inc. ("Seller")
          Three Westbrook Corporate Center    2825 Santa Monica Blvd.
          Ninth Floor                         Santa Monica, CA  90404
          Westchester, IL  60154-5735
          Attention:  Senior Vice President   Attention:  Jeffrey Yordon
          (708) 409-4100                      (310) 264-7768
          (708) 409-3499 (fax)                (310) 254-7775 (fax)



2.  Product Category:                          Pharmaceuticals
3.  Effective Date:                            December 12, 1997
4.  Expiration Date:                           December 11, 2003
5.  Term of Agreement:                         72 months
6.  Guaranteed Delivery Time Period:           10 days (Section 6.5)
7.  Purchasing Partners Administrative Fee:    [***]

This Group Purchasing Agreement (the "Agreement") is comprised of the following documents and is entered into by the Parties effective as of the Effective Date set forth in Item 3 above:

          i.   This Cover Sheet;
          ii. The attached Premier Purchasing Partners Standard Terms and Conditions;
          iii. The attached Additional Terms and Conditions (if any); and
          iv.  The following attached exhibits:

               Exhibit A:  [***]
               Exhibit B:  [***]
               Exhibit C:  [***]
               Exhibit D:  [***]
               Exhibit E:  [***]
               Exhibit F:  MINORITY AND FEMALE-OWNED BUSINESSES POLICY

PREMIER PURCHASING PARTNERS, L.P.    AMERICAN PHARMACEUTICAL
                                     PARTNERS, INC.
                                     ("Seller")
By:  PREMIER PLANS, INC.
     Its General Partner

By:  /s/ Lynn Detlor                        By: /s/ Jeffrey Yordon
    ----------------                            ------------------

Printed Name:  Lynn Detlor                    Printed Name:  Jeffrey Yordon
               -----------                                   --------------
Title:  President P.P.                        Title:  President
        --------------                                ---------

By:  /s/ James M. Garvey
     -------------------
Printed Name: James M. Garvey
              ---------------
Title: Chief Operating Officer
       -----------------------

[***] Omitted pursuant to a confidential treatment request. The material has been filed separately with the Securities and Exchange Commission.

                          PREMIER PURCHASING PARTNERS
                         STANDARD TERMS AND CONDITIONS
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                GROUP PURCHASING AGREEMENT - PHARMACEUTICALS
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     WHEREAS, Purchasing Partners is an affiliate of Premier, Inc. ("Premier"), the nation's largest alliance of hospitals and health care organizations:

     WHEREAS, Premier's core objective is to improve the health of communities;

     WHEREAS, such core objective as well as the objective of helping to assure that patients receive safe and efficacious care can be accomplished, in part, by achieving economies of scale and innovations through group strategies and shared resources;

     WHEREAS, group purchasing is a fundamental way hospitals and health systems cooperate to reduce the costs of providing health services;

     WHEREAS, Premier's group purchasing program which is the world's largest health care group purchasing program, is operated by Purchasing Partners;

     WHEREAS, Seller has offered to provide products and services to the Premier membership consistent with the terms of this Agreement;

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.  TERM OF AGREEMENT.  This Agreement will remain in effect for the period of
    -----------------
time set forth in Item 4 of the Cover Sheet.

2.  PRODUCTS COVERED.  Seller hereby agrees to provide the products described in
    ----------------
Exhibit A hereto (the "Products") pursuant to the terms of this Agreement.

3.  PARTICIPATING MEMBERS.  Set forth in Exhibit B hereto is a list of the
    ---------------------
Premier members who shall have the right to purchase Products in accordance with this Agreement ("Participating Members"). Exhibit B may be amended by Purchasing Partners from time to time upon written notice to Seller. Purchasing Partners shall have the right to provide Exhibit B to Seller on computer diskette or through other electronic means rather than in printed form. Purchasing Partners shall provide Seller with written notice of any entities/hospitals which have been removed from Exhibit B and are therefore no longer Participating Members (the "Removal Notice"). Seller shall stop providing the pricing set forth herein to such removed entities/hospitals sixty
(60) days after Seller's receipt of the Removal Notice. Further, upon Seller's receipt of the Removal Notice, Seller shall promptly provide written notice to Authorized Distributors (as defined in Section 6.1 below) advising them to stop providing the pricing set forth herein to such removed entities/hospitals effective sixty (60) days after Seller's receipt of the Removal Notice.

     Purchasing Partners shall require Participating Members to terminate their participation in the buying programs of other group purchasing organizations as a condition to participation in Purchasing Partners' group purchasing program. To this end, Seller will not offer or otherwise make the Products available to Participating Members through arrangements with other group purchasing organizations. Seller will remove each Participating Member's name from the roster of participants in other group purchasing organizations that have arrangements with Seller for the Products.

4.   COMMITMENT REQUIREMENTS.  In order to be entitled to the pricing terms
     -----------------------
(described in Exhibit A hereto), Participating Members shall comply with the commitment requirements set forth in Exhibit A.

5.   TERMINATION OF EXISTING CONTRACTS.  Any Participating Member desiring to
     ---------------------------------
avail itself of the benefits of this Agreement may, at its option and without liability, terminate any existing contract(s) or other arrangement(s) with Seller for the purpose of participating in the group purchasing arrangement set forth in this Agreement.

6.   ORDERING, SHIPPING, DELIVERY.
     ----------------------------

     6.1  Authorized Distributors. All Products purchased pursuant to this
          -----------------------
Agreement by Participating Members which are not purchased directly from Seller or its Alliance Partners listed in Exhibit A, where applicable, may be purchased from and through authorized distributors ("Authorized Distributors"). A list of all current Authorized Distributors is set forth in Exhibit C. Except as otherwise agreed by Purchasing Partners in writing, Seller shall assure that all Products are available for purchase through Authorized Distributors. Seller warrants that it shall not make any change or take any action with respect to Authorized Distributors which, if implemented, would materially change the ultimate delivered price paid by the Participating Member.

     6.2  Payment Terms. On all orders placed directly with Seller or its
          -------------
Alliance Partners listed in Exhibit A, a Participating Member will receive an [***] following either delivery of Product(s) to or receipt of invoice by the Participating Member, whichever date is later. In any event, full payment must be made within forty-five (45) days following such delivery of Product(s) or receipt of invoice, whichever date is later. Payment terms for Products purchased from an Authorized Distributor will be negotiated between each Participating Member and the Authorized Distributor.

     6.3  Shipping Terms.  All shipments direct from Seller shall be Net F.O.B.
          --------------
destination, with all costs of transportation and insurance being paid by Seller, with the exception of special delivery and/or air shipments requested by Participating Members. Such special delivery and/or air shipment charges shall be prepaid by Seller and invoiced to the requesting Participating Member for such member's payment pursuant to the payment terms set forth in Section 6.2 of this Agreement. Participating Members shall have ten (10) business days from the date of delivery in which to inspect the Product(s) and to accept or reject such Product(s). In the event a Participating Member, after such inspection, rejects the Product(s) due to discovery of broken or damaged items of Products or the packages containing Products, the Participating Member shall have the right to return the damaged Product(s) for, at the Participating Member's option, full credit of purchase price or replacement of the damaged Product(s). Shipping terms for Products purchased from an Authorized Distributor will be negotiated between each Participating Member and the Authorized Distributor.

     6.4  Minimum Order.  Except as otherwise set forth in Exhibit A hereto,
          -------------
Seller shall have no minimum purchase
order requirement applicable to any or all Participating Members. For Products purchased from an Authorized Distributor, any minimum order purchase requirement will be negotiated between each Participating Member and the Authorized Distributor.

     6.5  Guarantee of Delivery.  Seller guarantees that all Products ordered by
          ---------------------
any Participating Member shall be delivered to such member within no more than the number of days of Seller's receipt of such member's order for the Product(s) as is set forth in Item 6 of the Cover Sheet. In the event Seller is the sole provider of particular Products to Participating Members (i.e., Participating Members do not have access to generically equivalent products through other Purchasing Partners' Group Purchasing Agreements), if Seller fails to deliver any such Product(s) for which Seller is the sole source ("Sole Source Products") within the above-mentioned time period, the Participating Member may purchase any substitute product(s) from another source(s), and Seller shall reimburse such member for the difference between such member's actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Seller's Product(s) under this Agreement. Upon the request of any Participating Member, Seller will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which Seller cannot deliver according to the guaranteed delivery time specified above.

     For orders with an Authorized Distributor, guarantee of delivery provisions will be negotiated between each Participating Member and the Authorized Distributor. If the Authorized Distributor fails to deliver any Sole Source Product(s) within the foregoing negotiated time period because Seller has failed to provide the Sole Source Product(s) to the Authorized Distributor, the Participating Member may purchase any substitute product(s) from another source(s), and Seller shall reimburse such member for the difference between such member's actual F.O.B. destination acquisition cost for such product(s) and the price(s) such member would have paid for Seller's Product(s) under this Agreement, provided that Seller is notified by the Participating Member of such failure to deliver and cannot provide an alternative product acceptable to the Participating Member at the same price. Upon the request of any Participating Member, Seller will assist any such Participating Member in finding alternative acceptable sources for any Product(s) which an Authorized Distributor cannot deliver according to the guaranteed delivery time specified above.

     6.6  Guarantee of Delivery under Emergency Conditions.  In the event of a
          ------------------------------------------------
natural disaster or industry wide shortage of Products ("Emergency Condition"), Seller agrees to give priority to orders placed by Participating Members for Products during the duration of Emergency Condition. Seller will use best efforts to set aside an adequate quantity of Products for the exclusive purchase by Participating Members for the duration of the Emergency Condition.

7.   PRICING TERMS.
     -------------

     7.1  Pricing.  Product pricing is set forth in Exhibit A hereto.
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     7.2  Best Pricing.  Subject to applicable law, Seller represents and
          ------------
warrants that the prices; terms and conditions offered by Seller to Purchasing Partners through this Agreement shall, at all times, be better than those offered to any other customer which purchases a comparable volume (or a lower volume) of Products relative to the volume purchased by Participating Members hereunder. Seller also agrees to extend any terms or pricing offered to an individual Participating Member to all Participating Members. Notwithstanding any other provision of this Agreement, upon obtaining the prior written consent of Purchasing Partners (which may be withheld in Purchasing Partner's sole discretion), Seller may, under certain circumstances (e.g., Beta testing, research and development related activities) and for a specified reasonable period of time, offer special acquisition programs to certain designated Participating Members, the terms of which shall be mutually agreed upon by Seller, Purchasing Partners and such Participating Members.

     7.3  Pricing of New Products.  Pricing for any additional and/or new
          -----------------------
products to be added to Exhibit A will be negotiated at prices consistent with the prices of Products already covered by this Agreement. Seller agrees to inform Purchasing Partners of new products (branded or generic) that Seller plans to introduce to the market as far in advance as possible. Seller also agrees to provide to Purchasing Partners, as soon as practical, a copy of the summary basis of approval or medical officer's report for new products approved by the FDA.

8.   MARKETING/SALES SUPPORT.
     -----------------------

     8.1  Seller Representative. Seller will provide representatives to call
          ---------------------
upon Participating Members on a periodic basis mutually agreed to by Seller and each individual Participating Member, Seller's representatives shall comply with any policies of Purchasing Partners and Participating Members with respect to the activity of Seller's representatives.

     8.2  In-Service/Clinical Training.  Included in the price of the
          ----------------------------
Product(s), Seller will provide to each Participating Member in-service and clinical training related to the Products as required or requested by each Participating Member.

9.   PRODUCT PRICING INFORMATION; SALES DOCUMENTATION; ADMINISTRATIVE FEE
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REPORTING.
---------

     9.1  Product Pricing Information (Sales Catalogs).  Seller will provide to
          --------------------------------------------
Purchasing Partners product pricing information in the ANSIX.12 format as detailed in Exhibit D. If Seller cannot provide product pricing information in this format, Seller may utilize one of the alternative formats detailed in Exhibit D. Purchasing Partners shall have the right to provide Exhibit D to Seller on computer diskette or through other electronic means rather than in printed form and to update Exhibit D from time to time.

     9.2  Sales Documentation.  Seller will provide Purchasing Partners with
          -------------------
quarterly reports of all Products purchased by each Participating Member during each calendar quarter of the term. Seller shall provide Purchasing Partners such reports no later than sixty (60) days after the last day of the applicable calendar quarter. Reports will include, without limitation, reporting period start and end dates. Participating Member name, city, state, and sales volume per Product (totaled per Participating Member).

Participating Members will be identified by HIN and/or DEA number. Seller will provide such sales information in the ANSIX.12 format as detailed in Exhibit D. If Seller cannot provide such information in this format, Seller may utilize one of the alternative formats detailed in Exhibit D.

     9.3   Administrative Fee Reporting. Seller will provide Purchasing Partners
           ----------------------------
with quarterly reports setting forth the Purchasing Partners Administrative Fee (as defined in Article 10 below) amounts generated by each Participating Member during each calendar quarter of the term. Seller shall provide Purchasing Partners such reports no later than sixty (60) days after the last day of the applicable calendar quarter. Participating Members will be identified by HIN and/or DEA number. Seller will provide such information in the ANSIX.12 format as detailed in Exhibit D. If Seller cannot provide such information in this format, Seller may utilize one of the alternative formats detailed in Exhibit D.

     9.4   Participating Members' FDI Transaction Sets. Seller shall use best
           -------------------------------------------
efforts to accommodate the requests of Participating Members with respect to Seller's use of Electronic Data interchange ANSIX.12 Transaction Sets, including without limitation, Transaction Sets 810 (invoice), 820 (payment order/remittance advice), 832 (price/sales catalog), 850 (purchase order), 855 (purchase order acknowledgment), 856 (ship notice/manifest), 844 (product transfer account adjustment), and 849 (response to product transfer account adjustment [or charge back or rebate]).

10.  FEES.
     ----

     10.1  Purchasing Partners Administrative Fee.  Seller will pay Purchasing
           --------------------------------------
Partners an administrative fee (the "Purchasing Partners Administrative Fee") equal to the percentage set forth in Item 7 of the Cover Sheet of the total dollar volume of Products purchased by Participating Members through Seller or through any Authorized Distributors during the term of this Agreement.

     10.2  Manner of Payment.  Seller will pay to Purchasing Partners the
           -----------------
Purchasing Partners Administrative Fee quarterly, without demand or notice, within thirty (30) days of the end of each calendar quarter during the term.

     All payments shall be by wire or electronic transfer to the account of "Premier Purchasing Partners, L.P." in accordance with the written instructions set forth as Exhibit E hereto or by a check payable to "Premier Purchasing Partners, L.P." Seller shall pay to Purchasing Partners interest on any past due amount owing Purchasing Partners hereunder at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the maximum interest rate legally permitted.

     11.   COMPLIANCE WITH LAWS AND REGULATIONS.  Seller represents and warrants
           ------------------------------------
that throughout the term of this Agreement and any extension hereof, Seller and all Products shall be and shall remain in compliance with all applicable federal, state and local laws and regulations, including without limitation all applicable "safe harbor" regulations relating to group purchasing organizations and fees, discounts and incentives paid and/or granted to group purchasing organizations and any participants therein. Seller shall disclose to Participating Members, per applicable regulations, the specified dollar value of discounts or reductions in price. The Parties acknowledge and agree that for purposes of 42 C.F.R. Section 1001.952(h), any reduction in the amount Seller charges a Participating Member (excluding group purchasing organization fees, such as the Purchasing Partners Administrative Fee) is a "discount or other reduction in price" to the Participating Member. Participating Members shall disclose the specified dollar value of discounts or reductions in price under any state or federal program which provides cost or charge-based reimbursement to such Participating Members for the Products and services covered by this Agreement in accordance with applicable regulations.

     Seller agrees that, until the expiration of four (4) years after the furnishing of any goods and services pursuant to this Agreement, it will make available, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of Seller that are necessary to certify the nature and extent of the costs incurred by Participating Members in purchasing such goods and services. If Seller carries out any of its duties under this Agreement through a subcontract with a related organization involving a value or cost of ten thousand dollars ($10,000) or more over a twelve-month period, Seller will cause such subcontract to contain a clause to the effect that, until the expiration of four (4) years after the furnishing of any good or service pursuant to said contract, the related organization will make available upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of this Agreement and any books, documents, records and other data of said related organization that are necessary to certify the nature and extent of costs incurred by Seller for such goods or services. Seller shall give Purchasing Partners notice immediately upon receipt of any request from the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives for disclosure of such information.

     Purchasing Partners represents and warrants that throughout the term of this Agreement and any extension hereof, Purchasing Partners shall be and shall remain in compliance with all applicable federal, state and local laws and regulations, including without limitation all applicable "safe harbor" regulations relating to group purchasing organizations and fees, discounts and incentives paid and/or granted to group purchasing organizations and any participants therein.

12.  INDEMNIFICATION, WARRANTIES, SPECIFICATIONS AND NOTICES.
     -------------------------------------------------------

     12.1  Indemnification.  Seller hereby agrees to indemnify, defend and hold
           ---------------
harmless Purchasing Partners and each Participating Member and their respective directors, officers, employees, agents, and insurers from and against any and all claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable attorneys' fees) and judgments arising out of: (a) bodily injury, property damage or any other damage or injury caused by any of the Products covered by this Agreement, and (b) the acts or omissions of Seller and its employees and agents acting under its control or supervision. Purchasing Partners hereby agrees to indemnify, defend and hold harmless Seller and its directors, officers, employees, agents and insurers from and against any and all claims, demands, actions, losses, expenses, damages, liabilities, costs (including, without limitation, interest, penalties and reasonable attorneys' fees) and judgments arising out of the acts or omissions of Purchasing Partners and its employees and agents acting under its control or supervision.

     12.2  Warranties and Published Specifications. Seller hereby warrants that
           ---------------------------------------
each of the Products shall be free from defects in material and workmanship and shall conform to the published specifications for such Product and Seller's Representations regarding the functions and uses for which the Product is marketed. All of the warranties referenced or set forth in this Section 12.2 shall be in addition to all other warranties which may be prescribed by law, including without limitation the warranty of fitness for a particular purpose.

     12.3  Product Notices.  Seller agrees to send all Product notices
           ---------------
(including without limitation recall notices and product availability notices), as well as notices of any other changes affecting the Products and notices of new Products, to each Participating Member with copies to Purchasing Partners.

     12.4  Insurance.  Seller shall maintain adequate products liability,
           ---------
general public liability, and property damage insurance against any claim or claims which might or could arise regarding products purchased by Participating Members from it under the Agreement. When requested by Purchasing Partners, an insurance certificate indicating the foregoing coverage, issued by an insurance company licensed to do business in the relevant state or states and signed by an authorized agent, shall be furnished to Purchasing Partners. Seller shall provide Purchasing Partners with at least thirty (30) days prior written notice of any cancellation or material modification of such insurance.

     13.   TERMINATION.
           -----------

     13.1  Termination for Breach.  In the event of breach of any provision of
           ----------------------
this Agreement, the non-breaching party shall notify the breaching party in writing of the specific nature of the breach and shall request that it be cured. If the breaching party does not cure the breach within thirty (30) days of such notice, the non-breaching party may immediately terminate this Agreement on written notice to the breaching party, and such termination shall not preclude the non-breaching party from pursuing any and all remedies available to it at law or in equity.

     13.2  Orders Placed Prior to Termination.  Seller shall fulfill, in
           ---------------------------------
accordance with the terms of this Agreement, all orders for Products submitted by Participating Members and received by Seller prior to termination or expiration of this Agreement.

     13.3  Termination Without Cause. Following July 1, 2000, either party may
           -------------------------
terminate this Agreement at any time without cause or penalty upon providing the other party with ninety (90) days' advance written notice.

     13.4  Survival.  The following paragraphs of this Agreement shall survive
           --------
expiration or termination of this Agreement: (i) the payment of Administrative Fee pursuant to Article 10.0 including, but not limited to, fees relating to Products ordered prior to the effective date of expiration or termination and delivered after expiration or termination; (ii) the audit undertakings set forth in Section 15.12; (iii) the representations, warranties and covenants set forth in Section 12.2; (iv) the indemnification undertaking contained in Section 12.1;
(v) the designation of Participating Members as third party beneficiaries pursuant to Section 15.7; (vi) the undertakings to fill orders submitted to and received by Seller prior to the date of expiration or termination set forth in
Section 13.2; (vii) the confidentiality undertakings contained in Article 14;
(viii) the rights and limitations on assignment contained in Sections 15.4 and 15.10; (ix) the governing law provisions contained in Section 15.1; (x) reasonable attorney's fees provided for in Section 15.9; and (xi) compliance with laws and regulations provided for in Article 11.0.

     14.   CONFIDENTIALITY.
           ---------------

     14.1  Confidential Information.  For the purposes of this Agreement,
           ------------------------
confidential information ("Confidential Information") shall mean all proprietary, secret or confidential information or data relating to Purchasing Partners, Participating Members, or Seller and their respective operations, employees, services, patients or customers.

     14.2  Protection of Confidential Information.  Seller and Purchasing
           --------------------------------------
Partners acknowledge that Seller, Purchasing Partners, or Participating Members may disclose Confidential Information to each other in connection with this Agreement. If Seller or Purchasing Partners receives Confidential Information, it shall: (a) maintain the Confidential Information in strict confidence; (b) use at least the same degree of care in maintaining the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, secret, or confidential information, but in no event less than reasonable degree of care; (c) use Confidential Information only to fulfill its obligations under this Agreement; and (d) return or destroy all documents, copies, notes, or other materials containing any portion of the Confidential Information upon request by Purchasing Partners or Seller. Notwithstanding the foregoing, Purchasing Partners shall have the rights to disclose Confidential Information to outside consultants as necessary for Purchasing Partners to provide support services for Participating Members in connection with this Agreement.

     14.3  Agreement Confidentiality. Neither Purchasing Partners nor Seller
           -------------------------
shall disclose the terms of this Agreement to any other person or entity to outside its organization and affiliates other than to a Participating Member or as required by law. For purposes of this provision, an affiliate is an entity in which Purchasing Partners or Seller, as appropriate, maintains no ownership position in or a contractual relationship with, and the disclosure is required so that the disclosure party may fulfill its obligations hereunder. Neither party shall make any public announcement concerning the existence of this Agreement or its terms unless such party receives prior written approval by the other party .

     14.4  Limitation on Obligation.  Seller and Purchasing Partners shall have
           ------------------------
no obligation concerning any portion of the Confidential Information which: (a) was known to it before receipt, directly or indirectly, from the disclosing party; (b) is lawfully obtained, directly or indirectly, by it from a non-party which was under no obligation of confidentiality, (c) is or becomes publicly available other than as a result of an act or failure to act by the receiving party; (d) is required to be disclosed by the receiving party by applicable law or legal process; or (e) is developed by the receiving party independent of the Confidential Information disclosed by the disclosing party. The receiving party shall not disclose any portion of the Confidential Information to any person except those of its employees and affiliates having a need to know such portion to accomplish the purposes contemplated by this Agreement.

     15.   MISCELLANEOUS.
           -------------

     15.1  Governing Law and Venue. This Agreement is being delivered and
           -----------------------
executed in the State of Illinois. In any action brought by or against Purchasing Partners, the validity, construction and enforcement of this Agreement shall be governed in all respects by the laws of the State of Illinois, and venue shall be proper only in a court of competent jurisdiction located in the State of Illinois in Cook County. In the event of any dispute arising out of this Agreement, whether at law or in equity, brought by or against a Participating Member, venue shall be proper only in a court of competent jurisdiction located in the county and state in which such member is located. The parties agree to be subject to personal jurisdiction in and consent to service of process issued by a court in which venue is proper as defined in this Section 15.1.

 15.2  Modification and Waiver.  No modification of this Agreement shall be
       -----------------------
deemed effective unless in writing
and signed by each of the parties hereto. Any waiver of a breach of any provision(s) of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.

     15.3   Headings. The descriptive headings of the sections of this Agreement
            -------
are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     15.4   Assignment. Neither party may assign, subcontract, delegate or
            ----------
otherwise transfer this Agreement or any of its rights or obligations hereunder, nor may it contract with third parties to perform any of its obligations hereunder except as contemplated in this Agreement, without the other party's prior written consent.

     15.5   Severability. If any part of this Agreement shall be determined to
            ------------
be invalid, illegal or unenforceable by any valid Act of Congress or act of any legislature or by any regulation duly promulgated by the United States or a state acting in accordance with the law, or declared null and void by any court of competent jurisdiction, then such part shall be reformed, if possible, to conform to the law and, in any event, the remaining parts of this Agreement shall be fully effective and operative insofar as reasonably possible.

     15.6   Notices.  Any notice required to be given pursuant to the terms and
            -------
provisions hereof shall be in writing, postage and delivery charges pre-paid, and shall be sent by telecopier, hand delivery, overnight mail service, first-class mail or certified mail, return receipt requested, to Purchasing Partners or Seller at the addresses and/or facsimile numbers set forth on the Cover Sheet. Any party may change the address to which notices are to be sent by notice given in accordance with the provisions of this section. Notices hereunder shall be deemed to have been given, and shall be effective upon actual receipt by the other party, or, if mailed, upon the earlier of the fifth (5th) day after mailing or actual receipt by the other party. Seller shall provide a copy of any notice to Purchasing Partners provided under this Section to the Premier Legal Department at the following address:

               Premier Legal Department
               12730 High Bluff Drive
               Suite 300
               San Diego, CA  92130-2099
               Tel No.: (619) 793-9312
               Fax No.: (619) 793-9338
               Attn: General Counsel

     15.7   Enforceability. The parties hereto acknowledge and agree that (i)
            --------------
this Agreement is entered into by Purchasing Partners for the express, intended benefit of Participating Members, (ii) each of the Participating Members shall be and constitute an intended third-party beneficiary of the representations, warranties, covenants and agreements of the Seller contained herein, and (iii) each of the Participating Members shall be entitled to enforce the terms and provisions of this Agreement to the same extent as Purchasing Partners.

     15.8   Independent Contractors. The parties' relationship hereunder is that
            -----------------------
of independent contractors. This Agreement does not create any employment, agency, franchise, joint venture, partnership or other similar legal relationship between Purchasing Partners and Seller. Neither party has the authority to bind or act on behalf of the other party except as otherwise specifically stated herein.

     15.9   Attorneys' Fees. Should any party engage an attorney for the purpose
            ---------------
of enforcing this Agreement or any judgment based hereon in any court, including bankruptcy court, courts of appeal or arbitration proceedings, the prevailing party shall be entitled to receive its reasonable attorneys' fees and costs in addition to any other relief granted.

     15.10  Binding Effect. This Agreement shall be binding upon and shall
            --------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.11  Force Majeure. The obligations of either party to perform under this
            -------------
Agreement will be excused during each period of delay caused by acts of God or by shortages of power or materials or government orders which are beyond the reasonable control of the party obligated to perform ("Force Majeure Event").
In the event that either party ceases to perform its obligations under this Agreement due to the occurrence of a Force Majeure Event, such party shall: (1) immediately notify the other party in writing of such Force Majeure Event and its expected duration; (2) take all reasonable steps to recommence performance of its obligations under this Agreement as soon as possible. In the event that any Force Majeure Event delays a party's performance for more than ninety (90) days following notice by such party pursuant to this Agreement, the other party may terminate this agreement immediately upon written notice to such party.

     15.12  Audit. Seller shall permit Purchasing Partners or its agent to
            -----
conduct periodic audits of all records relating to Seller's performance under this Agreement including without limitation relevant orders, invoices, volume reports, administrative fees and all information relating to the gross profit margins of the Products. The audits shall be conducted upon reasonable advance notice during regular business hours at Seller's principal office and in such a manner as not to unduly interfere with Seller's operations.

     15.13  Minority and Female-Owned Businesses. Seller represents and warrants
            ------------------------------------
that it is an "equal opportunity employee". Seller shall also use its best efforts to support Purchasing Partners' Minority and Female-Owned Businesses Policy as set forth in Exhibit G hereto.

     15.14  Entire Agreement. With the exception of the Corporate Agreement
            -----------------
entered into by the Parties effective December 12, 1997, and the Stock Purchase Agreement entered into by the Parties effective October 3, 1996, this Agreement, including the Cover Sheet, the Additional Terms and Conditions (if any) and all Exhibits hereto, constitutes the entire understanding and agreement between Seller and Purchasing Partners concerning the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between Seller and Purchasing Partners, whether oral or in writing, concerning the subject matter hereof, including, but not limited to, all prior agreements between Seller and either American Healthcare Systems Purchasing Partners, L.P., American Healthcare Systems, Inc., Premier Health Alliance, Inc. or SunHealth Alliance, Inc., whether or not assigned to Purchasing Partners or Premier.

     15.15  Labor and Employment Laws. Seller represents and warrants that it
            -------------------------
complies with applicable labor and employment laws and prohibits any form of child labor or other exploitation of children in the manufacturing and delivery of Products, consistent with provisions of the International Labor Organization's Minimum Age Convention of 1973. A child is any person who is less than fourteen (14) years of age or who is younger than the compulsory age to be in school in the country in which Seller's business is being conducted, if that age is higher than fourteen (14).

     15.16  No Additional Obligations Imposed by Seller. Except as expressly set
            -------------------------------------------
forth herein, Seller shall not impose any obligations on Purchasing Partners and/or Participating Members as a condition to receiving any of the benefits set forth in this Agreement.

     15.17  Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

     15.18  Data/Payment Exchange. Seller hereby acknowledges that Purchasing
            ---------------------
Partners is currently developing technology and processes which may enable Participating Members and Seller to more efficiently exchange information and payments (e.g., through use of the Internet). Seller agrees to cooperate with Purchasing Partners' efforts in this regard and shall use best efforts to implement any data/payment exchange system reasonably adopted by Purchasing Partners for group purchasing activities.

     15.19  Technological Breakthroughs. Purchasing Partners believes an
            ---------------------------
essential element of advancing the core objectives and mission of Premier is to encourage the development of health care technology which significantly improves the quality, process and/or outcome of care. In support of this belief, the Parties acknowledge that certain products which incorporate breakthrough technologies ("Breakthrough Products") have the potential to significantly improve safety to patients or hospital staff, significantly improve non-clinical operational efficiency, or deliver dramatic process of care cost savings or improved clinical outcomes when compared to the level of safety, operational efficiency, process of care and/or outcomes delivered through use of the Products. Purchasing Partners therefore reserves the right to enter into agreements with the supplier(s) of such Breakthrough Products in order to make such products available to Participating Members. Seller hereby agrees that the purchase of such Breakthrough Products by Participating Members shall not negatively impact such members' access to any favorable terms and conditions offered under this Agreement.

     15.20  Year 2000 Compliance. Seller warrants that any software and hardware
            --------------------
included in the Products and any software and hardware used in information systems by Seller to process transactions related to providing the Products hereunder, including without limitation, sales order processing, sales order acknowledgment processing, advanced shipping notice processing, invoicing, purchase order processing, purchase order acknowledgments, accounts receivable and accounts payable processes, and sales and compliance reporting processes, shall operate properly prior to, during and after the year 2000 and shall not cause any business interruptions or response time delays (i.e., such software and hardware is "Year 2000 Compliant"). In this regard, Seller agrees that such software and hardware shall contain, at a minimum:

     a.   date formats that have century recognition;

     b. calculations that accommodate same-century and multi-century formulas and date values;

     c.   date interface values that reflect the century; and

     d.   calculations that accommodate the occurrence of leap years.

          Upon Purchasing Partners' request, Seller agrees to provide Purchasing Partners with documentation demonstrating that the Products and Seller's transaction processing systems are Year 2000 Compliant. If at any time during the term hereof it is reasonably determined by Purchasing Partners that any Products and/or Seller's transaction processing systems are not Year 2000 Compliant, Seller agrees to correct the problem at no additional charge within fifteen (15) days of receiving written notice of such problem from Purchasing Partners (the "Problem Notice"). In the event Seller is unable within such time period to correct any such problem with respect to certain Products, Seller shall provide Participating Members with a full refund of all monies paid for the applicable Product(s) within thirty (30) days of its receipt of the Problem Notice. Seller shall also be responsible for, and shall defend, indemnify and hold Purchasing Partners and Participating Members harmless from and against, any and all losses, liabilities, costs or claims, including without limitation, loss of data, lost profits and attorneys fees, which arise as a result of Products and/or Seller's transaction processing systems not being Year 2000 Compliant.

     15.21  Controlling Document. In the event of any conflict between this
            --------------------
Agreement and any document, instrument or agreement prepared by Seller (including without limitation, Seller's purchase orders and invoices), the terms of this Agreement shall control.

                 [_] End of Standard Terms and Conditions [_]

ADDITIONAL TERMS AND CONDITIONS to the Group Purchasing Agreement between Premier Purchasing Partners and American Pharmaceutical Partners, Inc., Effective Date December 12, 1997.

1.0  PRISM Technology
     ----------------

In the event the federal Food and Drug Administration approves the PRISM Technology for use with antibiotics and oncolytics, Purchasing Partners shall evaluate the potential use of such technology in the Products.

2.0  Fujisawa Purchase
     -----------------

The Parties acknowledge that Seller intends to acquire certain assets of Fujisawa U.S.A., Inc. and, as a result thereof, Seller will become the direct manufacturer of the Fujisawa products listed in Exhibit A. Effective upon the later of: (a) the date of completion of said acquisition; or (b) January 1, 1998, Section 10.1 of this Agreement shall be amended in its entirety to read as follows:

"Seller will pay Purchasing Partners an administrative fee (the "Purchasing Partners Administrative Fee") equal to [***].

3.0  Alliance Partners
     -----------------

The Parties acknowledge that certain of the Products are manufactured by subcontractors of Seller listed in Exhibit A (herein referred to as "Alliance Partners") under agreements between Seller and the Alliance Partners. Seller represents and warrants that the term of each such agreement extends for a period of no less than two (2) years beyond the Effective Date of this Agreement. Upon the written request of Purchasing Partners, Seller shall provide Purchasing Partners, in writing, with information concerning its agreements with Alliance Partners. The Products shall not be manufactured by subcontractors other than those listed in Exhibit A, unless otherwise approved in writing by Purchasing Partners.

4.0  Additional Products
     -------------------

Exhibit 1 to these Additional Terms and Conditions contains a list of products (the "Additional Products") currently under development by Seller or its Alliance Partners. At such time as the following conditions have been satisfied with respect to an Additional Product, the Parties shall amend Exhibit A to add such Additional Product:

     a) Purchasing Partners shall have determined, within its sole discretion, that pricing terms with respect to the Additional Product are the most competitive available;

     b) pricing terms with respect to the Additional Product shall have been mutually agreed to by the Parties in writing;

     c) Purchasing Partners shall have determined, within its sole discretion, that the inclusion of the Additional Product on Exhibit A shall not constitute a conflict with Purchasing Partners' contractual commitments to any of its Corporate Partners;

     d) in the case that the Additional Product is a generic substitute for a patented product, the Additional Product shall be available for purchase by Participating Members no later than 180 days after patent expiration; and

     e) the Additional Product shall have received all required regulatory approvals.

Purchasing Partners may, from time to time, request that Seller undertake the development of products in addition to those listed in Exhibit 1. In such cases, the Parties agree to meet to discuss such development activities as well as the potential use of such products by Participating Members. The Parties hereby agree that the subject and content of such development activities shall be Confidential Information.

                       PREMIER PURCHASING PARTNERS, L.P.
                             LETTER OF COMMITMENT
                       PHARMACY GROUP PURCHASING PROGRAM

In recognition that a committed pharmacy program through Premier Purchasing Partners, L.P. ("Purchasing Partners") will provide improved pharmaceutical pricing, effective __________ the undersigned member ("Participating Facility") agrees to the following terms and conditions in order to participate in the Purchasing Partners pharmacy group purchasing program ("Pharmacy Program").

     1)   Participating Facility is a member as defined in the attached Exhibit
          A.

     2) Participating Facility agrees that all products and supplies purchased under Purchasing Partners negotiated Sub-Agreements are not for resale in competition with retail and are intended for use by the Participating Facility.

     3) Participating Facility agrees to purchase all of its annual requirements for pharmaceuticals which are covered by contract awards made by the Pharmacy Program as measured by annual dollar volume. In cases where Purchasing Partners has not contracted for certain items required by Participating Facility, Participating Facility is encouraged to contact Purchasing Partners so that those items may be added to the Pharmacy Program.

          Participation in the Pharmacy Program precludes membership in other national group purchasing organizations. Participating Facility recognizes Premier, Inc. as the exclusive contracting agent for pharmaceuticals and agrees to purchase requirements for those products from their agreements.

     4) Participating Facility acknowledges that by signing this Letter of Commitment, it is entitled to purchase drugs under the contract awards made by the Pharmacy Program. Participating Facilitys that engage in activities that are inconsistent with the spirit of the intent of the program will be referred to the Compliance Committee.

     5) During the term of this letter, Participating Facility agrees to require individuals (employees, agents, designated representatives) made aware of confidential information to keep confidential and not disclose to any third parties other than Purchasing Partners or other hospital employees with a need to know (who have been made aware of this provision by the Participating Facility) any information designated as confidential by Purchasing Partners by either oral or written statement without Purchasing Partner's prior written permission. Such confidential information may take many forms, but is likely to include Purchasing Partner's plans, reports, proposals, agreements, organizational documents, clinical studies, software, pricing information, and contract catalogs (printed and electronic).

     6) Participating Facility agrees during the term of this Letter of Commitment not to use any Purchasing Partner's agreements as leverage to negotiate individual hospital and/or system agreements with Purchasing Partner's contracted vendor or other competing vendors.

     7) Participating Facility understands and agrees that unless otherwise expressly notified by Purchasing Partners in writing. [***]

     8) Participating Facility agrees that the Pharmacy Program is its exclusive national pharmacy purchasing program. A copy of this signed Letter of Commitment will be forwarded to our contracted manufacturers and suppliers as confirmation of your commitment to the Pharmacy Program. So that the contractual manufacturers and suppliers can keep their records up to date and to assure that you receive correct pricing, please indicate the group or groups that you are leaving.

     9) Participating Facility designates the below listed wholesaler to be its prime vendor for purchasing pharmaceuticals under this program. The Participating Facility further authorizes the below listed wholesaler to release total purchase data (in the ANSI 867 x12 EDI Format) to Purchasing Partners on a monthly basis.

I AGREE TO THE ABOVE TERMS AND CONDITIONS STATED IN THIS LETTER OF COMMITMENT.

PARTICIPATING FACILITY


_________________________________       _________________________________
Member Name                             Date

_________________________________       _________________________________
City, State                             DEA Number

_________________________________       _________________________________
Signature                               HIN Number

_________________________________       _________________________________
Name                                    Phone Number

_________________________________       _________________________________
Title                                   Fax Number

________________________________________________________________________________
PREMIER PURCHASING PARTNERS, L.P.       DESIGNATED WHOLESALER

_________________________________       _________________________________
Signature                               Name

                                        _________________________________
                                        Address

_________________________________       ______________      _____________
Date                                    City                State

                                        ______________      _____________
                                        Phone Number        FAX Number


___________________________________
Contact Person


Copyright 1996, Premier, Inc. Purchasing Partners, L.P.  All Rights Reserved

                       Premier Purchasing Partners, L.P.
                               Pharmacy Program
                             Letter of Commitment

                EXHIBIT A (To Exhibit C - Letter of Commitment)


                           PARTICIPATING FACILITIES
                           ------------------------

For purposes of this Letter of Commitment, "Participating Facility" refers to each current and future (i) limited partner of Purchasing Partners ("Limited Partner"); (ii) any entity that is owned by or under common control of a Limited Partner; (iii) individual participants or members of a group affiliate of Purchasing Partner's corporate affiliate Premier, Inc. or a direct affiliate thereof; (iv) affiliate of a shareholder of Premier, Inc.; (v) any entity that is owned or under common control of an affiliate of a shareholder of PREMIER, Inc.; or (vi) any entity that is owned or under common control of a direct affiliate or a participant or member of a group affiliate of Premier, Inc., whether for-profit or non-for-profit, that has signed a Letter of Commitment with Purchasing Partners, agreeing to comply with the requirements of the Pharmacy Program.

[***] Each member or participant of such group affiliate and any entity owned by or under the common control thereby shall be required to execute a Letter of Commitment.

Minimum Order
-------------

There Shall be a [***].

                                   EXHIBIT A


[***]

[***]

[***]

[***]

[***]

Exhibit F: Minority and Female-Owned Business Policy (to be provided)

                          PREMIER PURCHASING PARTNERS
                         STANDARD TERMS AND CONDITIONS
               ------------------------------------------------
                 GROUP PURCHASING AGREEMENT -- PHARMACEUTICALS
               ------------------------------------------------

             ----------------------------------------------------
                       PREMIER PURCHASING PARTNERS, L.P.
               AMENDMENT NUMBER #1 TO GROUP PURCHASING AGREEMENT
             --------------------------------------------------
                      Product Category:  Pharmaceuticals



                     Deletion of Termination Without Cause
                     -------------------------------------

     This Amendment Number 1 ("Amendment") is entered into effective October 19, 2001 (the "Effective Date") and shall amend and modify the Group Purchasing Agreement by and between Premier Purchasing Partners, L.P. ("Purchasing Partners") and American Pharmaceutical Partners, Inc. ("Seller") dated effective December 12, 1997 (the "Agreement") as follows:

     1.  Deletion of Termination Without Cause. Section 13.3 of the Agreement
         -------------------------------------
relating to termination without cause is hereby deleted in its entirety.

     2.  Other Terms and Conditions.  All other terms and conditions of the
         --------------------------
Agreement shall remain in full force and effect.

     This Amendment is hereby executed as of the Effective Date by the parties' authorized representatives set forth below.

PREMIER PURCHASING PARTNERS, L.P.
("Purchasing Partners")                American Pharmaceutical Partners, Inc.
                                       --------------------------------------
                                                     ("Seller")

By: PREMIER PLANS, L.L.C.,
    Its General Partner

  By: /s/ Richard A. Norling           By: /s/ Patrick Soon-Shiong, M.D.
      -------------------------------      ------------------------------------

  Printed Name: Richard A. Norling     Printed Name: Patrick Soon-Shiong, M.D.
                ---------------------                --------------------------

  Title: CEO                           Title: CEO
         ----------------------------         ---------------------------------

  By: /s/ Jeffrey W. Maysent
      -------------------------------

  Printed Name: Jeffrey W. Maysent
                ---------------------

  Title: SVP / Secretary
         ----------------------------